Exhibit 99.1

Metabolix to Relocate Corporate Headquarters to Woburn, Massachusetts in 2016

CAMBRIDGE, Mass., Jan. 26, 2016 — Metabolix, Inc. (NASDAQ:MBLX), an advanced biomaterials company focused on sustainable solutions for the plastics industry, announced today that it has signed a 10.5 year lease agreement for 30,000 square feet of state-of-the-art laboratory and office space at 19 Presidential Way, Woburn, Massachusetts. Metabolix expects to take occupancy of the space as its corporate headquarters in June 2016 as it exits space in Cambridge, Massachusetts.

“Access to the vibrant biotechnology community of Greater Boston was an important factor in evaluating re-location options.  With the new space in Woburn, we will be able to upgrade and expand our biopolymer applications development lab to support customer projects as we continue to ramp up our PHA biopolymer market development activities and work to transition from pilot scale to commercial scale operations,” said Joseph Shaulson, president and CEO of Metabolix. “The move also allows us to reduce our overall footprint as we consolidate our Massachusetts operations into 19 Presidential Way and significantly reduce facilities-related leasing and operating costs starting in 2017.”

Metabolix’s relocation to 19 Presidential Way will provide state-of-the-art laboratory facilities and office space, as well as shared conference facilities.  Metabolix plans to exit office space it currently occupies in Lowell, Massachusetts in May 2017 and to consolidate its biopolymers sales, marketing and administrative offices and biopolymers research and development laboratories in the new Woburn facility. The new laboratory facilities will include a microbial fermentation lab and an expanded biopolymers applications development lab.  Pending the spinout of its Yield10 crop science program, Metabolix will also relocate its Massachusetts based crop science laboratory and personnel to the new facility in Woburn.

According to Don Domoretsky, Executive Vice President of JLL’s Life Science Practice who represented Metabolix in this transaction, “Metabolix’s relocation to the growing north suburban bio-hub of Woburn is a win-win scenario. Metabolix remains firmly rooted within the world’s leading life science cluster while benefiting from a reduction in operating spend and an upgrade in operations.”

About Metabolix

Metabolix, Inc. is an innovation-driven specialty materials company focused on delivering high- performance biopolymer solutions to customers in the plastics industry. Metabolix’s Mirel® biopolymers, which are derived from renewable resources, are a family of biobased performance additives and specialty resins based on PHA (polyhydroxyalkanoates). Metabolix’s proprietary biotechnology platform enables the creation of specialty biopolymers for use in a broad range of applications such as construction and packaging materials, as well as industrial, consumer and personal care products.

For more information, please visit www.metabolix.com.    (MBLX-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expectations for taking occupancy of the new space and realizing expected cost savings, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix’s filings with the Securities and Exchange Commission. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Metabolix Contact:

Lynne H. Brum, 617-682-4693, LBrum@metabolix.com

Metabolix Media Inquiries:

MSLGROUP Boston

Amanda Fountain at 781-684-0770 metabolix@mslgroup.com